UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 14, 2009
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2009, Alion Science and Technology Corporation (“Alion”, the “Company”) entered into a waiver (the “Waiver”) in connection with that certain Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse AG (formerly known as Credit Suisse Cayman Islands branch, “CS”), individually and as administrative agent, the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended (the “Credit Agreement”).
The Credit Agreement requires Alion to satisfy two financial covenants, a senior secured leverage test and an interest coverage test. These covenant tests compare Alion’s senior secured debt and its cash paid interest expense to its Consolidated EBITDA, and require Alion to maintain certain minimum thresholds which vary from period to period. Alion recently discovered that historically it has not calculated Consolidated EBITDA in accordance with the definition of Consolidated EBITDA in the Credit Agreement. The Credit Agreement requires Alion to deduct from Consolidated EBITDA cash payments made in a current accounting period on account of reserves, restructuring charges and other non-cash charges that Alion added to its Consolidated Net Income in a prior accounting period as permitted by the definition. Alion discovered that in calculating Consolidated EBITDA it has not historically reduced its Consolidated Net Income by cash payments made on account of non-cash charges added back in prior periods related to, among other things, Alion’s SAR and phantom stock plans and certain share redemption transactions with the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.
As a result of miscalculating Consolidated EBITDA, the Company failed to comply with its senior secured leverage ratio test (or predecessor test) beginning with its fiscal quarter ending June 30, 2006 and continued to fail to comply through the quarter ending June 30, 2009 except the Company complied for the quarters ending March 31, 2007, June 30, 2007 and December 31, 2007. The Company also failed to comply with its interest coverage ratio test beginning with its quarter ending December 31, 2007 and continued to fail to comply through the quarter ending September 30, 2009.
The following two tables indicate each quarter ended in which Alion failed to satisfy its senior secured leverage ratio (or predecessor ratio) and its interest coverage ratio, the ratios Alion was required to satisfy and Alion’s actual performance. The Credit Agreement tests Alion’s senior secured leverage and interest coverage quarterly on a four trailing quarter basis.
Senior Secured Leverage Ratio

Quarter Ended	Required Ratio	Actual Performance
June 30, 2006	6.50	6.87
September 30, 2006	6.50	6.74
December 31, 2006	6.50	7.09
December 31, 2007	3.75	4.01
March 31, 2008	3.75	4.07
June 30, 2008	3.75	4.37
September 30, 2008	4.10	4.56
December 31, 2008	4.10	4.49
March 31, 2009	4.25	4.58
June 30, 2009	4.25	4.36

Interest Coverage Ratio

Quarter Ended	Required Ratio	Actual Performance
December 31, 2007	1.35	1.23
March 31, 2008	1.35	1.34
June 30, 2008	1.35	1.11
September 30, 2008	1.20	1.19
December 31, 2008	1.10	1.09
March 31, 2009	1.05	0.97
June 30, 2009	1.05	1.03
September 30, 2009	1.10	1.07
The failure to satisfy the senior secured leverage ratio (or predecessor test) and the interest coverage ratio for the periods indicated resulted in Alion consequentially breaching a number of affirmative and negative covenants in the Credit Facility. The affirmative covenants consequentially breached related to Alion’s obligation to deliver to the Administrative Agent (a) compliance certificates and supporting materials and (b) financial statements. The negative covenants consequentially breached related to Alion’s obligation to refrain while in default from (a) making certain restricted payments related to Alion’s stock appreciation rights and phantom stock plans, (b) making certain restricted payments to departing employees under Alion’s ESOP, (c) paying certain non-employee directors fees, (d) pre-paying principal on Alion’s junior subordinated notes ahead of regularly scheduled times, and (e) paying certain earn-out obligations in connection with consummated acquisitions. Further, each time Alion drew under its Revolver or borrowed a Term Loan, Alion was deemed to make certain representations and warranties to the lenders under the Credit Agreement, and, as a result of Alion breaching the various financial, affirmative and negative covenants described above, certain of Alion’s representations and warranties were incorrect.
Under the Waiver, the requisite lenders under the Credit Agreement waived all of Alion’s financial, affirmative and negative covenant defaults described above, and its breach of certain representations and warranties, existing on December 14, 2009 and any defaults which will occur solely as a result of the proper application of required cash deductions in the calculation of Consolidated EBITDA for the fiscal year and quarter ended September 30, 2009.
Pursuant to the Waiver, Alion paid each lender granting the waiver a waiver fee in the amount of 0.25% of the aggregate principal amount of the term loans and revolving credit commitments of such lender outstanding on December 14, 2009. Alion has also promised to pay on March 1, 2010 each lender granting the waiver a future fee equal to 1.0% of the aggregate principal amount of the term loans and revolving credit commitments of such lender outstanding on March 1, 2010 unless such lender shall have assigned all or a portion of such lender’s holdings, in which case such lender’s assignee (unless otherwise agreed) shall be entitled to the future and supplemental 1.0% fee payable by Alion. Alion paid an additional arrangement fee to the Administrative Agent in connection with securing the Waiver.
A copy of the Waiver is attached to this Current Report on Form 8-K as Exhibit 10.62, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Waiver and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Waiver and the Credit Agreement, as previously amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.62: Waiver dated as of December 11, 2009, by and among the Company, Human Factors Applications, Inc. (“HFA”), Alion — METI Corporation (“METI”), Alion — CATI Corporation (“CATI”), Alion — JJMA Corporation (“JJMA”), Alion — BMH Corporation (“BMH”), Washington Consulting, Inc. (“WCI”), Alion — MA&D Corporation (“MA&D”), Washington Consulting Government Services, Inc. (“WCGS”), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, MA&D and WCGS, the lenders from time to time party to the Credit Agreement (the “Lenders”), and CS, as administrative agent and as collateral agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2009

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior VP and CFO